UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2021

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 224-7900

NOT APPLICABLE

 (Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Apartment Investment and Management Company ("Aimco") announced the departure of Justin Frenzel, Vice President and Chief Accounting Officer, as of June 16, 2021.  Mr. Frenzel’s departure was not due to any disagreement relating to accounting matters. In the interim, Aimco’s Chief Financial Officer, Lynn Stanfield (age 46), will assume the responsibility of Principal Accounting Officer. Ms. Stanfield holds a Master of Professional Accountancy, is a licensed CPA, and has a 20-year tenure with Aimco.  There are no arrangements or understandings between Ms. Stanfield and any other person pursuant to which Ms. Stanfield was appointed to serve as Principal Accounting Officer. There are no transactions in which Ms. Stanfield has had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2021

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Wesley W. Powell
Wesley W. Powell
President and Chief Executive Officer